AS FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION ON JUNE 26, 2025

1933 Act Registration File No.: 333-227298

1940 Act File No.: 811-23377

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
OF THE SECURITIES EXCHANGE ACT OF 1934

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☐       Preliminary Information Statement

☐       Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒       Definitive Information Statement

Tidal Trust I

(Name of Registrant As Specified In Its Charter)

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Residential REIT ETF (Ticker Symbol: HAUS)

Intelligent Real Estate ETF (Ticker Symbol: REAI)

Each, a series of Tidal Trust I

234 West Florida Street, Suite 203

Milwaukee, Wisconsin 53204

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

June 26, 2025

This Notice presents only an overview of the more complete Information Statement that is available to you on the internet or, upon request, by mail, relating to the Residential REIT ETF and the Intelligent Real Estate ETF (each, a “Fund” and together, the “Funds”), each a series of Tidal Trust I (formerly, Tidal ETF Trust) (the “Trust”), a Delaware statutory trust with principal offices located at 234 West Florida Street, Suite 203, Milwaukee, Wisconsin 53204.

As a shareholder of one or both of the Funds, you are receiving this notice regarding the internet availability of an information statement (the “Information Statement”) relating to a change of control of the Funds’ investment sub-adviser.  We encourage you to access and review all of the important information contained in the Information Statement. As described below, the Information Statement is for informational purposes only, and as a shareholder of the Fund(s), you need not take any action.

Summary of Information Statement

The Information Statement concerns the Funds’ investment sub-adviser, Armada ETF Advisors LLC (d/b/a Armada ETFs) (“Armada”). There were certain changes to the ownership of Armada. Previously, Armada was owned by Justin Goldberg, the former Chief Executive Officer of Armada, who held 100% of the equity and voting power. However, effective on March 28, 2025, the equity ownership and corresponding voting power of Armada was purchased by Inveniam Capital Partners, Inc. (“Inveniam”), a data management platform (referred to as the “Transaction”). The closing of the Transaction resulted in a change of control of Armada under the Investment Company Act of 1940, as amended (the “1940 Act”), and consequently, the previous sub-advisory agreements between the Funds’ investment adviser, Tidal Investments LLC (the “Adviser”), and Armada, entered into with respect to each Fund, were automatically terminated. At a meeting of the Board of Trustees of the Trust (the “Board”) on February 19-20, 2025, the Board approved, pursuant to the Manager of Managers Order (as defined below), a new sub-advisory agreement with Armada with respect to the Funds (the “New Sub-Advisory Agreement”), subject to the closing of the Transaction. The Transaction closed on March 28, 2025, with the New Sub-Advisory Agreement going into effect on that date.

Previously, Armada had separate sub-advisory agreements with respect to each of the Residential REIT ETF and the Intelligent Real Estate ETF and the Adviser. The New Sub-Advisory Agreement between the Adviser and Armada covers both Funds. The terms of the New Sub-Advisory Agreement are substantively identical in all material respects to the terms of the previous sub-advisory agreements with Armada with respect to the Residential REIT ETF and the Intelligent Real Estate ETF, including with respect to the unitary management fee rates payable to Armada. However, only in respect of the Residential REIT ETF, the New Sub-Advisory Agreement (as compared to its previous separate agreement) provides the Adviser additional flexibility to retain or, in turn, delegate to Armada the authority to vote proxies on behalf of each Fund, or to trade portfolio securities (and other financial instruments) for a Fund, including selecting broker-dealers to execute purchase and sale transactions for all or a sub-set of the Fund’s portfolio. Under the New Sub-Advisory Agreement, for the foreseeable future, Armada will continue to provide recommendations with respect to determining the securities purchased and sold by the Funds, subject to the supervision of the Adviser and the Board. For the foreseeable future, the Adviser will continue to vote proxies on behalf of the Funds and will continue to be responsible for trading portfolio securities for the Funds, including selecting broker-dealers to execute purchase and sale transactions.

In anticipation of the Transaction, at a meeting held on February 19-20, 2025, the Board, including all of the Trustees who are not “interested persons” as that term is defined in the 1940 Act (“Independent Trustees”), approved, effective upon the date of the Transaction, the New Sub-Advisory Agreement between the Adviser and Armada, with respect to each Fund. Under the 1940 Act, a new sub-advisory agreement generally requires shareholder approval; however, pursuant to an exemptive order (the “Manager of Managers Order”) issued to the Adviser and the Trust by the U.S. Securities and Exchange Commission (the “SEC”) on June 3, 2019, the Adviser – the investment adviser to the series of the Trust (including the Funds) – can hire, terminate, and replace sub-advisers, enter into new sub-advisory agreements and materially amend sub-advisory agreements without shareholder approval in accordance with the requirements of the Manager of Managers Order on behalf of the Trust (except, as a general matter, with sub-advisers affiliated with the Adviser).

The Manager of Managers Order permits, among other matters, the Adviser, subject to certain conditions, to enter into a new sub-advisory agreement with an unaffiliated sub-adviser (or sub-advisers) or to change the terms of an existing sub-advisory agreement, provided that the new agreement or the changes to an existing agreement are approved by the Board. Although approval of the New Sub-Advisory Agreement by each Fund’s shareholders is not required, the Manager of Managers Order requires that an Information Statement be made available to each Fund’s shareholders.

By sending you this notice, the Funds are notifying you that they are making the Information Statement available to you via the internet in lieu of mailing you a paper copy. You may view and print the full Information Statement on the Funds’ website at www.armadaetfs.com. The Information Statement will be available on the website until at least September 25, 2025.  To view and print the Information Statement, click on the link of the Information Statement in order to open the document.  You may request a paper copy or PDF of the Information Statement be sent to you, free of charge, by contacting the Funds in writing at Armada ETFs c/o U.S. Bank Global Fund Services, P.O. Box 219252, Kansas City, Missouri 64121-9252, emailing contact@armadaetfs.com or calling 800-693-8288 by September 25, 2025.  If you do not request a paper copy or PDF via email by this date, you will not otherwise receive a paper or email copy.

Each Fund’s most recent annual and semi-annual reports are available upon request, without charge, by contacting your financial intermediary, writing to Armada ETFs c/o U.S. Bank Global Fund Services, P.O. Box 219252, Kansas City, Missouri 64121-9252, emailing contact@armadaetfs.com, calling 800-693-8288 or downloading them from the website at www.armadaetfs.com.

The Funds will mail only one copy of this notice to a household, even if more than one person in a household is a Fund shareholder of record, unless the Funds have received contrary instructions from at least one of the shareholders. If you need additional copies of this notice and you are a holder of record of Fund shares, please contact the Funds: in writing at Armada ETFs c/o U.S. Bank Global Fund Services, P.O. Box 219252, Kansas City, Missouri 64121-9252, by emailing contact@armadaetfs.com or calling 800-693-8288. If your shares are held in broker street name, please contact your financial intermediary to obtain additional copies of this notice.  If in the future you do not want the mailing of notices to be combined with those of other members of your household, or if you have received multiple copies of this notice and want future mailings to be combined with those of other members of your household, please contact the Funds in writing at Armada ETFs c/o U.S. Bank Global Fund Services, P.O. Box 219252, Kansas City, Missouri 64121-9252, by emailing contact@armadaetfs.com or calling 800-693-8288, or contact your financial intermediary. The Funds undertake to deliver promptly, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered.

If you want to receive a paper copy of the Information Statement, you must request one.

There is no charge to you for requesting a paper copy.

INFORMATION STATEMENT DATED JUNE 26, 2025

This document (“Information Statement”) is purely for informational purposes. You are not being asked to vote or take any action on any matter. This Information Statement provides information concerning the Residential REIT ETF and the Intelligent Real Estate ETF (each, a “Fund,” and together, the “Funds”) and their sub-advisory agreements.

In particular, there is a new sub-advisory agreement applicable to both Funds, which became effective on March 28, 2025.

This Information Statement is being sent on or about June 27, 2025 to all Fund shareholders of record as of June 23, 2025.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

I.     Introduction and Background

The Board of Trustees (the “Board” or “Trustees”) of Tidal Trust I (the “Trust”) approved a new sub-advisory agreement with Armada ETF Advisors LLC d/b/a Armada ETFs (“Armada”) with respect to the Funds (the “New Sub-Advisory Agreement”).

The New Sub-Advisory Agreement did not result in any change in either Fund’s investment objective, principal investment strategies, or unitary management fee and the material terms are identical to the terms in the sub-advisory agreement between the Funds’ investment adviser, Tidal Investments LLC (“Tidal” or the “Adviser”), and Armada with respect to the Intelligent Real Estate ETF (the “REAI Sub-Advisory Agreement”), dated April 27, 2023. The REAI Sub-Advisory Agreement was submitted to a vote of, and approved by, the initial shareholder of the Intelligent Real Estate ETF on May 31, 2023, and was renewed for an additional one-year term at the Board’s February 19-20, 2025 meeting. The New Sub-Advisory Agreement also has terms that are substantively identical to the sub-advisory agreement between the Adviser and Armada with respect to the Residential REIT ETF (the “HAUS Sub-Advisory Agreement”), dated January 25, 2022, however, it provides the Adviser additional flexibility to retain or, in turn, delegate to Armada the authority to vote proxies on behalf of each Fund, or to trade portfolio securities (and other financial instruments) for a Fund, including selecting broker-dealers to execute purchase and sale transactions for all or a sub-set of the Fund’s portfolio. The HAUS Sub-Advisory Agreement was submitted to a vote of, and approved by, the initial shareholder of the Residential REIT ETF on February 16, 2022, and was renewed for an additional one-year term at the Board’s February 19-20, 2025 meeting.

The New Sub-Advisory Agreement was required as a result of certain changes to the ownership of Armada. Previously, Armada was owned by Justin Goldberg, the former Chief Executive Officer of Armada, who held 100% of the equity and voting power. However, effective on March 28, 2025, the equity ownership and corresponding voting power of Armada was purchased by Inveniam Capital Partners, Inc. (“Inveniam”), a data management platform (the “Transaction”). Under the Investment Company Act of 1940, as amended (the “1940 Act”), certain changes in the equity ownership of an investment adviser may result in a “change of control” of that adviser. In this case, the Transaction resulted in a “change of control” of Armada. When a “change of control” occurs, any investment advisory agreements that an adviser (or sub-adviser) has with respect to investment companies (such as the Funds) automatically terminate.

In anticipation of the Transaction, at a meeting held on February 19-20, 2025, the Board, including a majority of the Trustees who are not “interested persons” as that term is defined in the 1940 Act (“Independent Trustees”), approved, effective upon the date of the Transaction, the New Sub-Advisory Agreement between the Adviser and Armada, with respect to each Fund. Under the 1940 Act, a new sub-advisory agreement generally requires shareholder approval; however, pursuant to an exemptive order (the “Order”) issued to Tidal and the Trust by the U.S. Securities and Exchange Commission (the “SEC”) on June 3, 2019, Tidal – the investment adviser to the series of the Trust (including the Funds) – can hire, terminate, and replace sub-advisers, enter into new sub-advisory agreements and materially amend sub-advisory agreements without shareholder approval in accordance with the requirements of the Order on behalf of the Trust (except, as a general matter, with sub-advisers affiliated with Tidal).

Armada’s appointment as the investment sub-adviser to each Fund and the Board’s approval of the New Sub-Advisory Agreement were made in accordance with the requirements of the Order and do not require shareholder approval. The information herein is provided pursuant to the requirements of the Order.

II.            Board Consideration of the New Sub-Advisory Agreement

At a meeting of the Board held on February 19-20, 2025 (the “Meeting”), the Board, including a majority of the Independent Trustees, reviewed the various factors relevant to its consideration of the New Sub-Advisory Agreement between the Adviser and Armada, with respect to each of the Funds, and the Board’s legal responsibilities related to such consideration. After analysis and discussions of the factors identified below, the Board, including a majority of the Independent Trustees, approved the New Sub-Advisory Agreement for an initial two-year term commencing on the effective date of the Transaction.

Prior to the meeting on February 19-20, 2025, the Trustees requested and received materials to assist them in considering the approval of the New Sub-Advisory Agreement. The materials provided contained information with respect to the factors enumerated below, including a copy of the New Sub-Advisory Agreement, a memorandum prepared by outside legal counsel to the Trust and the Independent Trustees discussing in detail the Trustees’ fiduciary obligations and the factors they should assess in considering the approval of the New Sub-Advisory Agreement, due diligence materials prepared by Armada (including the due diligence response completed by Armada with respect to a specific request letter from outside legal counsel to the Trust and the Independent Trustees, Armada’s Form ADV, select ownership, organizational, financial and insurance information for Armada, biographical information of key management and compliance personnel, and Armada’s compliance manual and code of ethics) and other pertinent information. The Trustees also reviewed each Fund’s performance and expenses against a peer group of funds (the “Peer Group”) in comparative peer group reports coordinated by the Adviser in partnership with and prepared by AltaVista Research, LLC (“AltaVista”), a third-party ETF research firm, utilizing a peer group selection process managed by Barrington Partners (“Barrington”), an independent investment management analytics consulting firm. Each of the Funds was compared to its Peer Group selected by Barrington based on select criteria for each Fund. Based on their evaluation of the information provided, the Trustees, by a unanimous vote (including a separate vote of the Independent Trustees), approved the New Sub-Advisory Agreement for an initial two-year term commencing on the effective date of the Transaction and from year to year thereafter, subject to annual approval by the Board provided that its renewal and continuance shall also be approved by the vote of a majority of the Independent Trustees. In their deliberations, the Trustees weighed to varying degrees the importance of the information provided to them and did not identify any particular information that was all-important or controlling.

Below is a discussion of the factors considered by the Board along with the conclusions with respect thereto that formed the basis for the Board’s approval of the New Sub-Advisory Agreement. In considering the approval of the New Sub-Advisory Agreement and reaching their conclusions, the Trustees reviewed and analyzed various factors that they determined were relevant, including the factors enumerated below.

Nature, extent and quality of services to be provided. The Board considered the nature, extent and quality of overall services that had been provided by Armada under the HAUS Sub-Advisory Agreement and the REAI Sub-Advisory Agreement and those to be provided by Armada to the Funds under the New Sub-Advisory Agreement following Armada’s change in control transaction, as well as Armada’s specific responsibilities in all aspects of day-to-day investment management of the Funds. The Board considered the qualifications, experience and responsibilities of Matt Appel, who will serve as a portfolio manager for each Fund, as well as the responsibilities of other key personnel of Armada involved in the day-to-day activities of the Funds. The Board reviewed the due diligence information provided by Armada, including information regarding Armada’s compliance program, its compliance personnel and compliance record, as well as Armada’s cybersecurity program and business continuity plan. The Board noted that Armada does not currently manage any other accounts that utilize strategies similar to those employed by the Funds.

The Board also considered other services to be provided to the Funds under the New Sub-Advisory Agreement, such as monitoring adherence to each Fund’s investment strategies and restrictions, monitoring compliance with various Fund policies and procedures and with applicable securities regulations, monitoring the extent to which each Fund meets its investment objective as an actively-managed ETF and quarterly reporting to the Board. The Board considered how Armada had provided such services under the HAUS Sub-Advisory Agreement and REAI Sub-Advisory Agreement. The Board noted that Armada would continue to have full discretionary authority for portfolio management decisions for the Funds under the New Sub-Advisory Agreement, subject to oversight by the Adviser, as it had been responsible under the HAUS Sub-Advisory Agreement and REAI Sub-Advisory Agreement.

The Board concluded that Armada had sufficient quality and depth of personnel, resources, investment methods and compliance policies and procedures essential to performing its duties under the New Sub-Advisory Agreement and managing the Funds and that the nature, overall quality and extent of the management services to be provided to the Funds, as well as Armada’s compliance program, were satisfactory.

Investment performance of the Funds and Armada. The Board noted that, pursuant to the HAUS Sub-Advisory Agreement and REAI Sub-Advisory Agreement, Armada has served as the investment sub-adviser to the Residential REIT ETF and the Intelligent Real Estate ETF since each Fund’s inception and has been responsible for selecting investments for each Fund.

The Board considered the performance of the Residential REIT ETF on an absolute basis in comparison to the Fund’s benchmark index, the Dow Jones U.S. Select REIT Index. The Board also considered comparative information prepared by the Adviser, in partnership with AltaVista, utilizing a peer group selection process managed by Barrington, comparing the Residential REIT ETF to a customized group of ETFs selected by Barrington (the “HAUS Peer Group”). The Board noted that the Fund outperformed the Dow Jones U.S. Select REIT Index for the one-year period and underperformed the Dow Jones U.S. Select REIT Index for the since inception period ended December 31, 2024. The Board also considered that the Fund outperformed the HAUS Peer Group median and average for the one-year period ended January 31, 2025. The Board also noted that the Fund’s performance ranked first out of eight funds in the HAUS Peer Group for the one-year period ended January 31, 2025.

The Board considered the performance of the Intelligent Real Estate ETF on an absolute basis in comparison to the Fund’s benchmark index, the Dow Jones U.S. Select REIT Index. The Board also considered comparative information prepared by the Adviser, in partnership with AltaVista, utilizing a peer group selection process managed by Barrington, comparing the Intelligent Real Estate ETF to a customized group of ETFs selected by Barrington (the “REAI Peer Group”). The Board noted that the Fund performed in-line with the Dow Jones U.S. Select REIT Index for the one-year period and underperformed the Dow Jones U.S. Select REIT Index for the since inception period ended December 31, 2024. The Board also considered that the Fund outperformed the REAI Peer Group median and average for the one-year period ended January 31, 2025. The Board also noted that the Fund’s performance ranked fourth out of eight funds in the REAI Peer Group for the one-year period ended January 31, 2025.

After considering all of the information, the Board concluded that the performance of each Fund was satisfactory under current market conditions and that Armada has the necessary expertise and resources in providing investment sub-advisory services in accordance with each Fund’s investment objective and principal investment strategies. Although past performance is not a guarantee or indication of future results, the Board determined that each Fund and its shareholders were likely to benefit from Armada’s continued management.

Cost of services to be provided and profits to be realized by Armada. The Board considered the structure of the proposed sub-advisory fees to be paid by the Adviser to Armada under the New Sub-Advisory Agreement. The Board noted that the sub-advisory fees payable under the New Sub-Advisory Agreement would remain unchanged at 0.02% of each Fund’s average daily net assets.

Further, since the sub-advisory fees are paid by the Adviser, the overall advisory fees paid by the Funds are not directly affected by the sub-advisory fees paid to Armada. Consequently, the Board did not consider the cost of services to be provided by Armada or the potential profitability of its relationship with the Funds to be material factors for consideration given that Armada is not affiliated with the Adviser and, therefore, the sub-advisory fee to be paid to Armada was negotiated on an arm’s-length basis. Based on all of these factors, the Board concluded that the sub-advisory fees to be paid to Armada by the Adviser reflected an appropriate allocation of the advisory fees and were reasonable in light of the services to be provided by Armada.

Extent of economies of scale as the Funds grow. Since the sub-advisory fees payable to Armada are not paid by the Funds, the Board did not consider whether the sub-advisory fees should reflect any potential economies of scale that might be realized as each Fund’s assets increase.

Benefits to be derived from the relationship with the Funds. The Board considered the direct and indirect benefits that could be received by Armada from its association with the Funds. The Board concluded that the benefits Armada may receive, such as greater name recognition or the ability to attract additional investor assets, appear to be reasonable and in many cases may benefit the Funds.

Conclusion. Based on the Board’s deliberations and its evaluation of the information described above, with no single factor determinative of a conclusion, the Board, including the Independent Trustees, unanimously concluded that: (a) the terms of the New Sub-Advisory Agreement are fair and reasonable; (b) the sub-advisory fees are reasonable in light of the services that Armada will provide to each of the Funds; and (c) the approval of the New Sub-Advisory Agreement for an initial term of two years was in the best interests of each Fund and its shareholders.

III.     The New Sub-Advisory Agreement

The New Sub-Advisory Agreement is substantively identical to the REAI Sub-Advisory Agreement. However, it differs somewhat from the HAUS Sub-Advisory Agreement in that it provides more flexibility with respect to the allocation of proxy voting authority and securities trading authority. The New Sub-Advisory Agreement contains terms that provide the Adviser the authority to retain or, in turn, delegate to Armada the authority to vote proxies on behalf of each Fund, or to trade portfolio securities (and other financial instruments) for a Fund, including selecting broker-dealers to execute purchase and sale transactions for all or a sub-set of the Fund’s portfolio. Under the New Sub-Advisory Agreement, for the foreseeable future, Armada will continue to provide recommendations with respect to determining the securities purchased and sold by the Funds, subject to the supervision of the Adviser and the Board. For the foreseeable future, the Adviser will continue to vote proxies on behalf of the Funds and will continue to be responsible for trading portfolio securities for the Funds, including selecting broker-dealers to execute purchase and sale transactions.

Armada bears all expenses incurred by it and its staff with respect to all activities in connection with the performance of sub-advisory services under the New Sub-Advisory Agreement. All other Fund expenses not specifically assumed by Armada under the New Sub-Advisory Agreement or by Tidal under the Investment Advisory Agreement are borne by the Funds.

The Adviser has entered into fund sponsorship agreements with Armada pursuant to which Armada is a sponsor to each Fund. Under these arrangements, Armada has agreed to provide financial support (as described below) to the Funds.

Every month, unitary management fees for each Fund are calculated and paid to the Adviser, and the Adviser retains a portion of the unitary management fees from each Fund. In return for its financial support for the Funds, the Adviser has agreed to pay Armada all (for the Residential REIT ETF) or a portion (for the Intelligent Real Estate ETF) of any remaining profits generated by the unitary management fees for each Fund. If the amount of the unitary management fees for a Fund exceeds the Fund’s operating expenses (including the sub-advisory fee) and the Adviser-retained amount, that excess amount is considered “remaining profit.” In that case, the Adviser will pay all or a portion, as applicable, of the remaining profits to Armada.

During months when the fees generated by the unitary management fees are insufficient to cover the entire sub-advisory fees, those fees are automatically waived.

Further, if the amount of the unitary management fee for a Fund is less than the Fund’s operating expenses and the Adviser-retained amount, Armada is obligated to reimburse the Adviser for all (for the Residential REIT ETF) or a portion (for the Intelligent Real Estate ETF) of the shortfall.

Pursuant to the New Sub-Advisory Agreement, in the absence of willful misfeasance, bad faith or gross negligence on the part of Armada, or reckless disregard of its obligations and duties thereunder, none of Armada, its affiliates, nor their respective agents, control persons, directors, officers, employees, supervised persons and access persons (each, an “Indemnified Person,” and collectively, the “Indemnified Persons”) shall be subject to any liability to Tidal, a Fund, or the Trust for any act or omission in the course of, or connected with, rendering services hereunder. Notwithstanding the foregoing, Armada will be liable for Losses (defined below) caused by Armada’s provision of a security or financial instrument purchase or sale recommendation to Tidal, but for which Armada failed to: (i) correctly identify one or more securities or financial instruments for purchase, sale, shorting, or closing out a short (e.g., wrong CUSIP number); (ii) provide the correct amount or percentage of a Fund’s investment portfolio for a particular security or financial instrument; (iii) accurately identify the type of transaction (e.g., buy, rather than short); or (iv) provide a particular recommendation to Tidal in a timely manner (collectively, “Update Failures”).

Pursuant to the New Sub-Advisory Agreement, Armada has agreed to indemnify the Trust, each Fund, the Adviser, and each of their respective affiliates, agents, control persons, directors, members of the Board, officers, employees and shareholders against, and hold them harmless from, any costs, expense, claim, loss, liabilities, judgment, fine, settlement or damage (including reasonable legal and other expenses) (“Losses”) to which Tidal may become subject as a result of (i) any material misstatement or omission of a material fact in information regarding Armada furnished in writing to Tidal by Armada for use in the registration statement, proxy materials or reports filed with the SEC; (ii) the willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties of Armada in the performance of its duties under the New Sub-Advisory Agreement; or (iii) Update Failures. However, nothing contained in the New Sub-Advisory Agreement requires Tidal to be indemnified for Losses that resulted from: (i) any material misstatement or omission of a material fact in information regarding Tidal furnished by or on behalf of Tidal in writing for use in the registration statement, proxy materials or reports filed with the SEC; or (ii) the willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties of Tidal in the performance of its duties under the New Sub-Advisory Agreement.

The New Sub-Advisory Agreement continues in force for an initial period of two years beginning March 28, 2025. Thereafter, it will be renewable from year to year with respect to a Fund so long as such renewal and continuance is specifically approved at least annually by the Board provided that in such event such renewal and continuance shall also be approved by the vote of a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval (or in another manner permitted by the 1940 Act or pursuant to exemptive relief therefrom). The New Sub-Advisory Agreement will terminate automatically in the event of an assignment and is terminable at any time, without penalty, by the Board, including a majority of the Independent Trustees, or by the vote of a majority of the outstanding voting securities of the relevant Fund on sixty (60) days’ written notice to Tidal and Armada, or by Tidal or Armada on at least sixty (60) days’ written notice to the Trust and the other party.

There was no change to the unitary management fee rates payable by each Fund to the Adviser in connection with the New Sub-Advisory Agreement.

For services provided to the Residential REIT ETF, the Fund pays the Adviser a single unitary management fee of 0.60% at an annual rate based on the Fund’s average daily net assets. For the fiscal year ended January 31, 2025, the Adviser received an aggregate fee of $28,187.

For services provided to the Intelligent Real Estate ETF, the Fund pays the Adviser a single unitary management fee of 0.59% at an annual rate based on the Fund’s average daily net assets. For the fiscal year ended January 31, 2025, the Adviser received an aggregate fee of $21,429.

For the Residential REIT ETF, during the fiscal year ended January 31, 2025, the Fund’s investment sub- advisory fees paid or owed by Tidal to Armada totaled $940.

For the Intelligent Real Estate ETF, during the fiscal year ended January 31, 2025, the Fund’s investment sub-advisory fees paid or owed by Tidal to Armada totaled $726.

IV.     Information Regarding Armada

Armada is located at 39500 High Point Boulevard, Suite 20, Novi, Michigan 48375, and serves as investment sub-adviser to the Funds. Armada was founded in January 2022 and Armada became registered with the SEC in 2022. As of April 30, 2025, Armada had approximately $10.25 million in assets under management. Armada is a 100% wholly-owned subsidiary of Inveniam. Inveniam is located at 39500 High Point Boulevard Suite 20, Novi, Michigan 48375.

The names, principal occupations, and addresses of the principal executive officers and directors of Armada are set forth below:

Names	Occupation	Address
Kerry Rudy	Chief Executive Officer	39500 High Point Boulevard Suite 20 Novi, Michigan 48375
John McDevitt	Chief Compliance Officer	234 West Florida Street Suite 203 Milwaukee, Wisconsin 53204
Matthew Appel	Portfolio Manager	39500 High Point Boulevard Suite 20 Novi, Michigan 48375
Robert Yablunsky	General Manager	39500 High Point Boulevard Suite 20 Novi, Michigan 48375

No Officer or Trustee of the Trust is an officer, director, employee, or shareholder of Armada (including its affiliates). Armada does not act as investment adviser or sub-adviser to another investment company with investment objectives similar to either of the Funds.

SHARE OWNERSHIP

As of May 30, 2025, to the best of the Trust’s knowledge, the Trustees and officers of the Trust, as a group, beneficially owned less than 1% of the outstanding shares of each Fund.

As of May 30, 2025, to the best of the Trust’s knowledge, the shareholders below owned beneficially or of record 5% of more of a Fund. A control person is one who owns beneficially or through controlled companies more than 25% of the voting securities of a company or acknowledges the existence of control. Shareholders with a controlling interest could affect the outcome of voting or the direction of management of a Fund.

Residential REIT ETF

Name and Address	Shares Owned	Percentage Held	Type of Ownership
Charles Schwab & Co., Inc. 211 Main Street San Francisco, CA 94105	34,662	34.66%	Record
Bank of America 100 North Tryon St. Charlotte, NC 28255	26,778	26.78%	Record
Goldman Sachs & Co. LLC 200 West Street New York, NY 10282	16,567	16.57%	Record
JPMorgan Chase Bank, National Association 1111 Polaris Parkway Columbus, OH 43240	8,963	8.96%	Record
National Financial Services LLC 245 Summer Street Boston, MA 02210	5,310	5.31%	Record

Intelligent Real Estate ETF

Name and Address	Shares Owned	Percentage Held	Type of Ownership
Charles Schwab & Co., Inc. 211 Main Street San Francisco, CA 94105	194,529	43.23%	Record
National Financial Services LLC 245 Summer Street Boston, MA 02210	79,465	17.66%	Record
Altruist 3030 South La Cienega Blvd. Culver City, CA 90232	50,595	11.24%	Record
Goldman Sachs & Co. LLC 200 West Street New York, NY 102826	28,840	6.41%	Record

SHAREHOLDER PROPOSALS

As a Delaware statutory trust, the Trust is not required, and does not intend, to hold annual meetings of shareholders. Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Funds in a reasonable time prior to the solicitation of proxies for any such meetings.

Additional Information

Additional information about Armada is available in the Funds’ Statement of Additional Information, copies of which may be obtained by contacting the Trust through one of the methods provided below.

Investment Adviser

Tidal Investments LLC, a Tidal Financial Group company, located at 234 West Florida Street, Suite 203, Milwaukee, Wisconsin 53204, serves as investment adviser to the Funds.

Sub-Adviser

Armada ETF Advisors LLC, located at 39500 High Point Boulevard, Suite 20, Novi, Michigan 48375, serves as investment sub-adviser to the Funds.

Administrator

Tidal ETF Services LLC, a Tidal Financial Group company and an affiliate of the Adviser, located at 234 West Florida Street, Suite 203, Milwaukee, Wisconsin 53204, serves as each Fund’s administrator.

Distributor

Foreside Fund Services, LLC, located at Three Canal Plaza, Suite 100, Portland, Maine 04101, serves as each Fund’s distributor and principal underwriter.

Custodian

U.S. Bank National Association, located at 1555 N. Rivercenter Dr, Milwaukee, Wisconsin 53212, serves as each Fund’s custodian.

Sub-Administrator, Fund Accountant, Transfer Agent

U.S. Bancorp Fund Services, LLC, located at 615 East Michigan Street, Milwaukee, Wisconsin 53202, serves as each Fund’s sub-administrator, fund account, and transfer agent.

Brokerage Commissions

For the fiscal year ended January 31, 2025, the Funds did not pay any brokerage commissions to any registered broker-dealer affiliates of the Funds, the Adviser, or the Sub-Adviser.

Financial Information

The Funds issued an annual report for the fiscal year ended January 31, 2025, and a semi-annual report for the fiscal half-year period ended July 31, 2024. Each shareholder report includes financial statements and related notes, and was previously made available to shareholders, and is available upon request without charge by contacting the Funds by:

Email:	contact@armadaetfs.com
Regular mail:	Armada ETFs
c/o U.S. Bank Global Fund Services
P.O. Box 219252
Kansas City, Missouri 64121-9252
Telephone:	800-693-8288
Website:	www.armadaetfs.com

To help reduce expenses, environmental waste, and the volume of mail you receive, if a copy of this Information Statement is requested, only one copy may be sent to shareholders who share the same household address (“Householding”) unless the Funds have received contrary instructions from at least one of the shareholders. You may elect to participate in Householding or change your Householding status by contacting the Funds in writing at Armada ETFs c/o U.S. Bank Global Fund Services, P.O. Box 219252, Kansas City, Missouri 64121-9252, by emailing contact@armadaetfs.com or calling 800-693-8288, or contact your financial intermediary.

PLEASE RETAIN THIS INFORMATION STATEMENT FOR FUTURE REFERENCE